EXHIBIT 10.1

ACAS BUSINESS LOAN TRUST 2004-1

ASSET-BACKED NOTES

SERIES 2004-1

$302,500,000 CLASS A NOTES

$33,750,000 CLASS B NOTES

$73,750,000 CLASS C NOTES

PURCHASE AGREEMENT

November 22, 2004

Wachovia Capital Markets, LLC,

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

Harris Nesbitt Corp.

BB&T Capital Markets,

  a division of Scott & Stringfellow, Inc.

as the Initial Purchasers (the “Initial Purchasers”)

c/o Wachovia Capital Markets, LLC

as the Lead Manager (the “Lead Manager”)

One Wachovia Center

301 South College Street

Charlotte, North Carolina 28288

Ladies and Gentlemen:

Section 1. Authorization of Notes.

American Capital Strategies, Ltd. (“American Capital” or the “Company”), ACAS Business Loan LLC, 2004-1 (the “Trust Depositor”) and ACAS Business Loan Trust 2004-1, a Delaware statutory trust (the “Trust”) have duly authorized the sale of the ACAS Business Loan Trust Notes, Series 2004-1, consisting of the Class A Floating Rate Asset Backed Notes (the “Class A Notes”), the Class B Floating Rate Deferrable Asset Backed Notes (the “Class B Notes”), the Class C Floating Rate Deferrable Asset Backed Notes (the “Class C Notes”, together with the Class A Notes and the Class B Notes the “Offered Notes”), the Class D Principal Only Asset Backed Notes (the “Class D Notes”) and the Class E Principal Only Asset Backed Note (the “Class E Note” and together with the Offered Notes and the Class D Notes, the “Notes”) of the Trust. The Trust was formed pursuant to a Trust Agreement, dated as of November 19, 2004 (the “Trust Agreement”), among the Trust Depositor, Wachovia Bank of

Delaware, National Association, as owner trustee (the “Owner Trustee”) and the Company, as servicer. The Class A Notes will be issued in an aggregate initial principal amount of $302,500,000, the Class B Notes will be issued in an aggregate initial principal amount of $33,750,000, the Class C Notes will be issued in an aggregate initial principal amount of $73,750,000, the Class D Notes will be issued in an aggregate initial principal amount of $50,000,000, and the Class E Note will be issued in an aggregate initial principal amount of $40,000,000. During the initial Interest Accrual Period, the Class A Notes shall bear interest at a rate equal to 2.66% per annum, the Class B Notes shall bear interest at a rate equal to 2.84% per annum and the Class C Notes will bear interest at 3.34% per annum. For each Interest Accrual Period thereafter, the Class A Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 0.32% per annum, the Class B Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 0.50% per annum and the Class C Notes will bear interest at a per annum rate equal to the then applicable LIBOR plus 1.00% per annum. The Notes will be issued pursuant to an Indenture, dated as of December 2, 2004 (the “Indenture”), between the Trust and Wells Fargo Bank, National Association, as Indenture Trustee (the “Indenture Trustee”). The Notes will be secured by the assets of the Trust.

In addition to the Notes, the Trust is issuing a certificate (the “Certificate”). The Certificate will represent fractional undivided ownership interests in the Trust. The Certificate will be issued pursuant to the Trust Agreement.

The primary assets of the Trust will be a pool of commercial business loans, or interests therein, originated by the Company from time to time (collectively, the “Business Loans”). The Trust Depositor will acquire the Business Loans and certain related assets from the Company pursuant to the ACAS Transfer Agreement, dated as of December 2, 2004 (the “Transfer Agreement”) between the Company and the Trust Depositor. Pursuant to a Transfer and Servicing Agreement, dated as of December 2, 2004 (the “Transfer and Servicing Agreement”), among the Trust, the Company, the Trust Depositor and the Indenture Trustee, the Trust Depositor will sell, transfer and convey to the Trust, without recourse, all of its right, title and interest in the Business Loans and certain related assets to the Trust. Pursuant to the Indenture, as security for the indebtedness represented by the Notes, the Trust will pledge and grant to the Indenture Trustee a security interest in the Business Loans and certain related assets and its rights under the Transfer Agreement and the Transfer and Servicing Agreement. This Purchase Agreement (the “Agreement”), the Trust Agreement, the Transfer Agreement, the Transfer and Servicing Agreement and the Indenture are referred to collectively as the “Transaction Documents.” Capitalized terms used but not defined herein shall have the meanings provided in the Transfer and Servicing Agreement.

The Offered Notes are to be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to “qualified institutional buyers” in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“QIBs”) who are “qualified purchasers” (“Qualified Purchasers”) for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended (the “1940 Act”), in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”), and to institutional

“accredited investors” (as defined in Rule 501(a)(l), (2), (3) or (7) under Regulation D of the Securities Act) (“Institutional Accredited Investors”) who are Qualified Purchasers that deliver a letter in the form of Exhibit D-1 to the Indenture.

In connection with the sale of the Offered Notes, the Company has prepared a preliminary offering memorandum dated November 12, 2004 (including any exhibits thereto, the “Preliminary Memorandum”) and a final confidential offering memorandum dated the date hereof (including any exhibits, amendments or supplements thereto, the “Final Memorandum”, and each of the Preliminary Memorandum and the Final Memorandum, a “Memorandum”) including a description of the terms of the Offered Notes, the terms of the offering, and a description of the Trust.

The Company, the Trust Depositor and the Trust hereby agree with you, as the Initial Purchasers, as follows:

Section 2. Purchase of the Offered Notes.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Trust agrees to sell all of the Offered Notes to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase the $410,000,000 aggregate principal amount of Offered Notes, in the respective amounts set forth opposite each Initial Purchaser’s name on Schedule I hereto, for an aggregate purchase price of $406,250,000. It is understood and agreed that the Initial Purchasers are not acquiring, and have no obligation to acquire, the Class D Notes, the Class E Note or the Certificate.

(b) In addition, whether or not the transaction contemplated hereby shall be consummated, the Company agrees to pay all other costs and expenses incident to the performance by the Company of its obligations hereunder and under the documents to be executed and delivered in connection with the offering, issuance, sale and delivery of the Notes, including, without limitation or duplication: (i) the fees and disbursements of counsel to the Company; (ii) the fees and expenses of any trustees or custodian due to such trustees’ or custodian’s initial expenses incurred in connection with the issuance of the Notes and its counsel; (iii) the fees and expenses of any bank establishing and maintaining accounts on behalf of the holders of the Notes or in connection with the transaction; (iv) the fees and expenses of the accountants for the Company, including the fees for the “comfort letters” or “agreed-upon procedures letters” required by the Initial Purchasers, any rating agency or any purchaser in connection with the offering, sale, issuance and delivery of the Notes; (v) all expenses incurred in connection with the preparation and distribution of the Preliminary Memorandum and the Final Memorandum and other disclosure materials prepared and distributed and all expenses incurred in connection with the preparation and distribution of the Transaction Documents; (vi) the fees charged by any securities rating agency for rating the Offered Notes and the Class D Notes; (vii) the fees for any securities identification service for any CUSIP or similar identification number required by the purchasers or requested by the Initial Purchasers; (viii) the fees and disbursements of counsel to the Initial Purchasers; (ix) all expenses in connection with the qualification of the Offered Notes for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel and, if requested by the Initial Purchasers, the cost of the preparation and reproduction of any “blue sky” or legal investment memoranda; (x) any federal, state or local taxes, registration or filing fees (including Uniform Commercial Code financing statements) or other similar payments to any federal, state or local governmental authority in connection with the offering, sale, issuance and delivery of the Offered Notes; and (xi) the reasonable fees and expenses of any special counsel or other experts required to be retained to provide advice, opinions or assistance in connection with the offering, issuance, sale and delivery of the Notes.

(c) It is understood and agreed that nothing in this Agreement shall prevent the Initial Purchasers from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities, and nothing contained herein shall be construed in any way as precluding or restricting the Initial Purchasers’ right to sell or offer for sale any securities issued by any person, including securities similar to, or competing with, the Notes.

Section 3. Delivery.

Delivery of the Offered Notes shall be made in the form of one or more global certificates delivered to the Indenture Trustee, as custodian for the nominee of The Depository Trust Company, except that any Offered Note to be sold by the Initial Purchasers to an Institutional Accredited Investor that is not a QIB shall be delivered in fully registered, certificated form in the minimum denominations set forth in the Final Memorandum at the offices of Dechert LLP, Charlotte, North Carolina at 10:00 a.m. Charlotte, North Carolina time, on December 2, 2004, or such other place, time or date as may be mutually agreed upon by the Initial Purchasers and the Company (the “Closing Date”) against payment by the Initial Purchasers of the purchase price thereof to or upon the order of the Company (on behalf of the Trust) by wire transfer payable in same-day funds to the account specified by the Company. Subject to the foregoing, the Offered Notes will be registered in such names and such denominations as the Initial Purchasers shall specify in writing to the Company and the Indenture Trustee prior to the Closing Date.

Section 4. Representations and Warranties of the Company.

The Company represents and warrants to the Initial Purchasers, as of the Closing Date, that:

(a) Each Memorandum does not and will not, and any amendments thereof or supplement thereto and any additional information and documents concerning the Notes delivered by or on behalf of the Company to prospective purchasers of the Offered Notes (collectively, such additional information and documents, the “Additional Offering Documents”), each as of their respective dates or the date on which such statement was made and as of the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in each, in light of the circumstances under which they were made, not misleading; provided, that, the Company makes no representation or warranty as to the information contained in or omitted from either

Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein.

(b) The Company is a Delaware corporation, duly organized and validly existing under the laws of the state of Delaware, has all power and authority necessary to own or hold its properties and conduct its business in which it is engaged as described in each Memorandum and has all licenses necessary to carry on its business as it is now being conducted and is licensed and qualified in each jurisdiction in which the conduct of its business (including without limitation the originating and acquiring of Business Loans and performing its obligations hereunder and under the Transaction Documents) requires such licensing or qualification.

(c) This Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the other parties hereto, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(d) The Transfer Agreement and the Transfer and Servicing Agreement have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(e) The Offered Notes have been duly authorized, and when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with this Agreement, the Offered Notes will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity, and will be entitled to the benefits of the Indenture.

(f) Other than as set forth in or contemplated by each Memorandum, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company are the subject of which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the financial position, business or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations hereunder or under the Transaction Documents (a “Material Adverse Effect”); and, to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(g) The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated herein and therein and in all documents relating to the Notes will not result in any material breach or violation of, or constitute a material default under, any agreement or instrument to which the Company is a party or to which any of its properties or assets are subject, except for such of the foregoing as to which relevant waivers or amendments have been obtained and are in full force and effect, nor will any such action result in a violation of the Certificate of Incorporation or By-Laws of the Company or any law or any order, decree, rule or regulation of any court or governmental agency having jurisdiction over the Company or its properties.

(h) The Trust is not, and, upon giving effect to the transactions contemplated hereby, will not be required to register as an “investment company” under the 1940 Act, as amended.

(i) Assuming the Initial Purchasers’ representations are true and accurate, it is not necessary in connection with the offer, sale and delivery of the Offered Notes in the manner contemplated by this Agreement and the Final Memorandum to register the Offered Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(j) The Offered Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(k) At the time of execution and delivery of the Transfer and Servicing Agreement and after giving effect to any releases pursuant to the Warehouse Transactions, the Trust Depositor owned the Business Loans free and clear of all liens, encumbrances, adverse claims or security interests (“Liens”) except for Permitted Liens, and the Trust Depositor had the power and authority to transfer the Business Loans to the Trust.

(l) Upon the execution and delivery of the Transaction Documents, payment by the Initial Purchasers for the Offered Notes and delivery to the Initial Purchasers of the Offered Notes, the Trust will own the Business Loans and the Initial Purchasers will acquire title to the Offered Notes, in each case free of Liens except such Liens as may be created or granted by the Initial Purchasers and those permitted by the Transaction Documents.

(m) Assuming as to any requirements under the Securities Act only, the accuracy of the Initial Purchasers’ representations, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the issuance and sale of the Offered Notes or the execution, delivery and performance by the Company of this Agreement or the other Transaction Documents to which it is a party, except such consents, approvals, authorizations, registrations or qualifications as have been obtained or as may be required under state securities or blue sky laws in connection with the sale and delivery of the Offered Notes in the manner contemplated herein.

(n) The Business Loans, individually and in the aggregate, have the characteristics described in each Memorandum.

(o) Each of the representations and warranties of the Company and the Trust Depositor set forth in each of the other Transaction Documents is true and correct in all material respects.

(p) Any taxes, fees and other governmental charges payable in connection with the execution, delivery and issuance of this Agreement and the other Transaction Documents and the Notes have been or will be paid by the Company prior to the Closing Date.

(q) No adverse selection procedures were used in selecting the Business Loans from among the loans that meet the representations and warranties of the Company contained in the Transfer Agreement and that are included in the Loan Pool.

(r) Neither the Company nor any affiliate thereof nor anyone acting on their behalf has, directly or indirectly (except to or through the Initial Purchasers), sold or offered, or attempted to offer or sell, or solicited any offers to buy, or otherwise approached or negotiated in respect of, any of the Offered Notes and neither the Company nor any of its affiliates will do any of the foregoing. As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Securities Act.

(s) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) of the Company has directly, or through any agent (other than the Initial Purchasers, as to which the Company makes no representation or warranty), sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or may be integrated with the sale of the Offered Notes in a manner that would require the registration under the Securities Act of the offerings contemplated by the Final Memorandum or engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offerings of the Offered Notes.

(t) With respect to any Offered Notes subject to the provisions of Regulation S, the Company has not offered or sold such Offered Notes during the Distribution Compliance Period to a person (other than any Initial Purchaser) who is within the United States or its possessions or to a United States person. For this purpose, the terms “Distribution Compliance Period”, “United States or its possessions” and “United States person” are defined as such terms are defined for purposes of Treas. Reg. § 1.163-5(c)(2)(i)(D).

Section 5. Sale of Offered Notes to the Initial Purchasers.

The sale of the Offered Notes to the Initial Purchasers will be made without registration of the Offered Notes under the Securities Act, in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.

(a) The Company and the Initial Purchasers agree that the Offered Notes will be offered and sold only in transactions exempt from registration under the Securities Act. The Company and the Initial Purchasers will each reasonably believe at the time of any sale of the

Offered Notes by the Company through the Initial Purchasers, as initial purchasers, (i) that either (A) each purchaser of the Offered Notes is an institutional investor that is (1) a QIB who is a Qualified Purchaser in transactions meeting the requirements of Rule 144A under the Securities Act and provides the Initial Purchasers with a written certification in substantially the form attached as Exhibit A-2 to the Indenture, or (2) an Institutional Accredited Investor who is a Qualified Purchaser who, in either case, purchases for its own account or for any discretionary account for which it is acquiring the Offered Notes and provides the Initial Purchasers with a written certification in substantially the form attached as Exhibit D-1 to the Indenture, or (B) each purchaser is acquiring the Offered Notes in an offshore transaction meeting the requirements of Regulation S, and (ii) that the offering of the Offered Notes will be made in a manner it reasonably believes will enable the offer and sale of the Offered Notes to be exempt from registration under state securities (or “blue sky”) laws; and each such party understands that no action has been taken to permit a public offering in any jurisdiction where action would be required for such purpose. The Company and the Initial Purchasers each further agree not to (i) engage in any activity that would constitute a public offering of the Offered Notes within the meaning of Section 4(2) of the Securities Act or (ii) offer or sell the Offered Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D), including the methods described in Rule 502(c) of Regulation D, in connection with any offer or sale of the Offered Notes.

(b) Each Initial Purchaser hereby represents and warrants to and agrees with the Company, that (i) such Initial Purchaser is a QIB, and (ii) such Initial Purchaser will offer the Offered Notes only (A) to persons who such Initial Purchaser reasonably believes are QIBs who are Qualified Purchasers in transactions meeting the requirements of Rule 144A, (B) to institutional investors who such Initial Purchaser reasonably believes are Institutional Accredited Investors who are Qualified Purchasers or (C) in offshore transactions in reliance on Regulation S. Each Initial Purchaser further agrees that it will (i) deliver to each Person who purchases Offered Notes from such Initial Purchaser, at or prior to the confirmation of sale, a copy of the Final Memorandum, as then amended or supplemented, which Final Memorandum will include a Notice to Investors in the form attached hereto as Exhibit A, and (ii) prior to any sale of the Offered Notes to an Institutional Accredited Investor that such Initial Purchaser does not reasonably believe is a QIB, it will receive from such Institutional Accredited Investor a written certification in substantially the form attached as Exhibit D-1 to the Indenture.

(c) Each Initial Purchaser represents and warrants, solely as to itself, that it is duly authorized and possesses the requisite corporate power to enter into this Agreement.

(d) Each Initial Purchaser represents and warrants, solely as to itself, that there is no action, suit or proceeding pending against or, to the knowledge of such Initial Purchaser, threatened against or affecting, such Initial Purchaser before any court or arbitrator or any government body, agency, or official which could materially adversely affect the ability of such Initial Purchaser to perform its obligations under this Agreement.

(e) Each Initial Purchaser represents and agrees, solely as to itself, that all offers and sales of the Offered Notes by it to non-United States persons, prior to the expiration of the Distribution Compliance Period, will be made only in accordance with the provisions of Rule 903 of Regulation S (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Global Note, as contemplated in the Indenture) and only upon the receipt of the certification of beneficial ownership of the securities by a non-United States person in the form provided in the Indenture. For this purpose, the terms “Distribution Compliance Period” and “United States person” are defined as such terms are defined for purposes of Treas. Reg. § 1.163-5(c)(2)(i)(D).

(f) Each Initial Purchaser represents and warrants, solely as to itself, that (i) it has not offered or sold and, until six months after the Closing Date, will not offer or sell any Offered Notes to Persons in the United Kingdom except to Persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (ii) it has complied, and will comply, with all applicable provisions of the Financial Services and Markets Act 2000 and the Public Offers of Securities Regulations 1995, as amended, with respect to anything done by such Initial Purchaser in relation to the Offered Notes in, from or otherwise involving the United Kingdom; (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by such Initial Purchaser in connection with the proposed issue of the Offered Notes to a Person who is of a kind described in Article 11(3) of the Financial and Market Services Act 2000 (Investment Advertisements) (Exemptions), as amended, or a Person to whom the document may otherwise lawfully be issued or passed on.

(g) Each Initial Purchaser represents and agrees, solely as to itself, that no offer has or will be made by it to the public in the Cayman Islands to subscribe for the Offered Notes, whether directly or indirectly.

Section 6. Certain Agreements of the Company.

The Company covenants and agrees with the Initial Purchasers as follows:

(a) If, at any time prior to the earlier of (i) completion of the distribution of the Offered Notes by the Initial Purchasers, or (ii) the 90th day following the Closing Date, any event involving the Company shall occur as a result of which the Final Memorandum (as then amended or supplemented) would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company promptly will notify the Lead Manager and prepare and furnish to the Initial Purchasers an amendment or supplement to the Final Memorandum that will correct such statement or omission. The Company will not at any time amend or supplement the Final Memorandum (i) prior to having furnished the Lead Manager with a copy of the proposed form of the amendment or supplement and giving the Initial

Purchasers a reasonable opportunity to review the same or (ii) in a manner to which the Initial Purchasers or counsel to the Initial Purchasers shall reasonably object.

(b) During the period referred to in Section 6(a), the Company will furnish to the Initial Purchasers, without charge, copies of the Final Memorandum (including all exhibits and documents incorporated by reference therein), the Transaction Documents, and all amendments or supplements to such documents, in each case as soon as reasonably available and in such quantities as the Initial Purchasers may reasonably request.

(c) At all times during the course of the private placement contemplated hereby and prior to the Closing Date, (i) the Company will make available to each offeree the Additional Offering Documents and information concerning any other relevant matters, as they or any of their affiliates possess or can acquire without unreasonable effort or expense, as determined in good faith by them, (ii) the Company will provide each offeree the opportunity to ask questions of, and receive answers from, it concerning the terms and conditions of the offering and to obtain any additional information, to the extent they or any of their affiliates possess such information or can acquire it without unreasonable effort or expense (as determined in good faith by them), necessary to verify the accuracy of the information furnished to the offeree, (iii) the Company will not publish or disseminate any material in connection with the offering of the Offered Notes except as contemplated herein or as consented to by the Initial Purchasers, (v) the Company will advise the Lead Manager promptly of the receipt by the Company of any communication from the SEC or any state securities authority concerning the offering or sale of the Offered Notes, (vi) the Company will advise the Lead Manager promptly upon its receipt of notice of the commencement of any lawsuit or proceeding to which the Company is a party relating to the offering or sale of the Offered Notes, and (vii) the Company will advise the Lead Manager upon its receipt of notice of the suspension of the qualification of the Offered Notes for offering or sale in any jurisdiction, or the initiation or threat of any procedure for any such purpose.

(d) The Company will furnish, upon the written request of any Noteholder or of any owner of a beneficial interest therein, such information as is specified in paragraph (d)(4) of Rule 144A under the Securities Act (i) to such Noteholder or beneficial owner, (ii) to a prospective purchaser of such Note or interest therein who is a QIB and a Qualified Purchaser designated by such Noteholder or beneficial owner, or (iii) to the Indenture Trustee for delivery to such Noteholder, beneficial owner or prospective purchaser, in order to permit compliance by such Noteholder or beneficial owner with Rule 144A in connection with the resale of such Note or beneficial interest therein by such holder or beneficial owner in reliance on Rule 144A unless, at the time of such request, the Trust is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 or is exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b).

(e) Except as otherwise provided in the Indenture, each Offered Note will contain a legend to the effect set forth in the form of Notice to Investors attached as Exhibit A hereto.

Section 7. Conditions of the Initial Purchasers’ Obligations.

The obligations of the Initial Purchasers to purchase the Offered Notes on the Closing Date will be subject to the accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Notes shall have been duly authorized, executed, authenticated, delivered and issued, the Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and the Business Loans and related Loan Files transferred on the Closing Date shall have been delivered to the Indenture Trustee pursuant to the Transfer and Servicing Agreement.

(b) The Initial Purchasers shall have received a certificate, dated the Closing Date, of the President, Chief Executive Officer, Chief Financial Officer or any Executive or Senior Vice President of the Company to the effect that such officer has carefully examined this Agreement, the Final Memorandum and the Transaction Documents and that, to the best of such officer’s knowledge (i) since the date information is given in the Final Memorandum, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or the ability of the Company to perform its obligations hereunder or under the Transaction Documents or in the characteristics of the Business Loans except as contemplated by the Final Memorandum or as described in such certificates, (ii) the representations and warranties of the Company set forth herein are true and correct as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the Transaction Documents, at or prior to the Closing Date, (iv) the representations and warranties of the Company and the Trust Depositor in the Transaction Documents are true and correct, as of the Closing Date, as though such representations and warranties had been made on and as of such date, and (v) nothing has come to the attention of such officer that would lead such officer to believe that the Final Memorandum, and any amendment thereof or supplement thereto, as of its date and as of the Closing Date, or any Additional Offering Document contains an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The Class A Notes shall have been rated no less than “Aaa” by Moody’s, “AAA” by S&P, and “AAA” by Fitch, the Class B Notes shall have been rated no less than “Aa2” by Moody’s, “AA” by S&P, and “AA” by Fitch and the Class C Notes shall have been rated no less than “A2” by Moody’s, “A” by S&P and “A” by Fitch, such ratings shall not have been rescinded, and no public announcement shall have been made by the respective rating agencies that the rating of the Offered Notes have been placed under review.

(d) On the date of the Final Memorandum, Ernst & Young shall have furnished to the Initial Purchasers an “agreed upon procedures” letter, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, with respect to certain financial and statistical information contained in the Final Memorandum.

(e) Initial Purchasers shall have received an opinion, dated the Closing Date, of James G. Ray, in-house counsel to the Indenture Trustee, in form and substance reasonably satisfactory to the Initial Purchasers.

(f) Initial Purchasers shall have received an opinion of Arnold & Porter LLP, counsel to the Company, (i) with respect to certain corporate matters and (ii) with respect to there being no consents required to transfer the Loans, in each case in form and substance reasonably satisfactory to the Initial Purchasers.

(g) The Initial Purchasers shall have received opinions of Winston & Strawn LLP, counsel to the Company, the Trust Depositor and the Trust, (i) with respect to certain corporate, federal tax, securities law and investment company matters, in form and substance reasonably satisfactory to the Initial Purchasers and (ii) with respect to certain “true sale,” “non-consolidation” issues and “perfection” issues, in each case in form and substance reasonably satisfactory to the Initial Purchasers.

(h) The Initial Purchasers shall have received opinions of Richards, Layton & Finger, counsel to the Owner Trustee and the Trust, with respect to certain “trust issues” and with respect to certain “perfection issues,” in form and substance reasonably satisfactory to the Initial Purchasers.

(i) The Initial Purchasers shall have received from the Indenture Trustee a certificate signed by one or more duly authorized officers of the Indenture Trustee, dated the Closing Date, in customary form.

(j) The Initial Purchasers shall have received from the Owner Trustee, a certificate signed by one or more duly authorized officers of the Owner Trustee, dated the Closing Date, in customary form.

(k) The Company shall have furnished to the Initial Purchasers and their counsel such further information, certificates and documents as the Initial Purchasers and their counsel may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and their counsel.

(l) All documents incident hereto and to the Transaction Documents shall be reasonably satisfactory in form and substance to the Initial Purchasers and their counsel, and the Initial Purchasers and their counsel shall have received such information, certificates and documents as they may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above shall not be reasonably satisfactory in form and substance to the Initial Purchasers, this Agreement and all of the Initial Purchasers’ obligations hereunder may be canceled by the Initial Purchasers at or prior to delivery of and payment for the Offered Notes. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile confirmed in writing.

Section 8. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which any Initial Purchaser or such controlling person may become subject, under the Securities Act or Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in either Memorandum or any Additional Offering Document or arises out of, or is based upon, the omission or alleged omission to state in either Memorandum or any Additional Offering Document a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and such controlling person for any legal and other expenses reasonably incurred by such Initial Purchaser or such controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to any Initial Purchaser to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in either Memorandum or any Additional Offering Document in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser or on behalf of such Initial Purchaser specifically for inclusion therein, provided, further, that, the foregoing indemnity shall not inure to the benefit of any Initial Purchaser (or any person that controls any Initial Purchaser) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Notes which are the subject thereof if the Company shall sustain the burden of proving that the such Initial Purchaser sold Offered Notes to the Person alleging such loss, claim, damage or liability without sending or giving a copy of the Final Memorandum (including any amendments or supplements), at or prior to the confirmation of the sale of the Offered Notes, if the Company had previously furnished copies thereof to such Initial Purchaser, and the loss, claim, damage or liability of such person results from an untrue statement or omission of a material fact contained in any Preliminary Memorandum which was corrected in the Final Memorandum. The foregoing indemnity is in addition to any liability that the Company may otherwise have to any Initial Purchaser or any person or entity controlling any Initial Purchaser. The Company acknowledges that the only written information furnished to the Company by any Initial Purchaser or on behalf of any Initial Purchaser specifically for inclusion in each Memorandum or any Additional Offering Document is, with respect to such Initial Purchaser as provided in clauses (x) and (y) below, the statements set forth in each Memorandum (x) under the captions: (i) “Plan of Distribution” (but solely the second sentence of the first paragraph under such caption, and the third, fifth, sixth, eighth, thirteenth and eighteenth paragraphs under such caption) and “Market Stabilization,” with respect to each Initial Purchaser; (ii) “Special Disclosure of Lending Relationship with Variable Funding Capital Corporation, Wachovia Capital Markets, LLC, Citigroup Global Markets Realty Corp. and JPMorgan Chase Bank,” with respect to Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., respectively, each solely as to the information related to it or any of its Affiliates set forth under such caption; (iii) “Special Disclosure of Lending Relationship with Fairway Finance Company and Harris Nesbitt Corp.,” with respect to Harris Nesbitt Corp.; and (iv) “Special Disclosure of Lending Relationship with Branch Banking & Trust Company,” with respect to BB&T Capital Markets, a division of Scott & Stringfellow, Inc.; and (y) relating to Wachovia Securities in the second and twentieth paragraphs under the caption “Plan of Distribution” and in the third paragraph of page i of each Memorandum, as to Wachovia Capital Markets, LLC.

(b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, any person who controls the Company within the meaning of either the Securities Act or the Exchange Act and their respective officers, directors, employees and agent from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in either Memorandum or any Additional Offering Document or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser or on behalf of such Initial Purchaser specifically for inclusion therein, and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company, any such controlling person investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company or any of its controlling persons.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or commencement of that action; provided, that, the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8, except to the extent that the indemnifying party has been materially prejudiced thereby. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, the indemnified party shall have the right to employ counsel to represent such indemnified party and any controlling persons who may be subject to liability arising out of any claim or action in respect of which indemnity may be sought by an indemnified party against the Company under this Section 8, if (i) in the reasonable judgment of the indemnified party, there may be legal defenses available to such indemnified party and those controlling persons, different from or in addition to those available to the Company, or there is a conflict of interest between the indemnified party and those controlling persons, on one hand, and the Company, on the other hand, or (ii) the Company shall fail to select counsel reasonably satisfactory to the indemnified party or parties, and in such event the fees and expenses of such separate counsel shall be paid by the Company. In no event shall the Company be liable for the fees and expenses of more than one separate firm of attorneys for the indemnified party and its related controlling persons in connection with any other action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) If the indemnification provided for in Section 8 shall for any reason be unavailable to an indemnified party under Section 8(a) or 8(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Notes (before deducting expenses) received by the Company bear to the total fees and/or discounts actually received by each Initial Purchaser with respect to such offering pursuant to Section 2 of this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(e) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the aggregate fee and/or discount actually paid to such Initial Purchaser pursuant to Section 2 of this Agreement exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alledged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity agreements contained in this Section 8 shall survive the delivery of the Offered Notes, and the provisions of this Section 8 shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

Section 9. Termination.

This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Offered Notes, if prior to such time (i) trading in securities generally in the New York Stock Exchange shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange has occurred, (ii) there has been, since the respective dates as of which information is given in the Final Memorandum, any material adverse change in the condition, financial or otherwise, or in the properties (including, without limitation, the Business Loans) or the earnings, business affairs or business prospects of the Company considered as one enterprise, whether or not arising in the ordinary course of business; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crises the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Lead Manager, impracticable or inadvisable to market the Offered Notes on the terms and in the manner contemplated by the Final Memorandum as amended or supplemented.

Section 10. Severability Clause.

Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 11. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid and effective only upon receipt and if sent to the Initial

Purchasers, will be delivered to Wachovia Capital Markets, LLC, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, Attention: General Counsel (with a copy to the Asset-Backed Finance Group); or if sent to the Company, the Trust Depositor or the Trust will be delivered to American Capital Strategies, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, Attention: Thomas McHale.

Section 12. Representations and Indemnities to Survive.

The respective agreements, representations, warranties, indemnities and other statements of the Company and its officers, and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers, the Company or any of the controlling persons referred to in Section 8 of this Agreement, and will survive delivery of and payment for the Offered Notes.

Section 13. Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 of this Agreement and their respective successors and assigns, and, except as specifically set forth herein, no other person will have any right or obligation hereunder.

Section 14. Applicable Law.

(a) THIS AGREEMENT, INCLUDING THE RIGHTS, DUTIES AND REMEDIES OF THE PARTIES HERETO, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (11) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(b).

(c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF

THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH SUCH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

Section 15. Counterparts, Etc.

This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Section 16. Limitation of Liability.

Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered on behalf of the Trust by Wachovia Bank of Delaware, National Association, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Wachovia Bank of Delaware, National Association, or the Owner Trustee have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document, the Owner Trustee and Wachovia Bank of Delaware, National Association, shall be entitled to the benefits of the Trust Agreement.

Section 17. No Petition.

Each Initial Purchaser covenants and agrees that, prior to the date that is one year and one day after the payment in full of each Class of Notes rated by any Rating Agency, it will not institute against the Trust or join any other Person in instituting against the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 17 will survive the termination of this Agreement.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Trust Depositor, the Trust and the Initial Purchaser.

Very truly yours,

AMERICAN CAPITAL STRATEGIES, LTD.

By:	/s/ John Erickson
Name:	John Erickson
Title:	Executive Vice President, Chief Financial Officer and Secretary

ACAS BUSINESS LOAN LLC, 2004-1

By:	/s/ John Erickson
Name:	John Erickson
Title:	Vice President

ACAS BUSINESS LOAN TRUST 2004-1

By:	WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Steve A. Finklea
Name:	Steve A. Finklea, CCTS
Title:	Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Raj Shah
Name:	Raj Shah
Title:	Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Christian Anderson
Name:	Christian Anderson
Title:	Vice President

J.P. MORGAN SECURITIES INC.

By:	/s/ Yoshiaki Sasamura
Name:	Yoshiaki Sasamura
Title:	Vice President

HARRIS NESBITT CORP.

By:	/s/ Thomas L. Gervian
Name:	Thomas L. Gervian
Title:	Managing Director

BB&T CAPITAL MARKETS, a division of Scott & Stringfellow, Inc.

By:	/s/ Richard G. Backus
Name:	Richard G. Backus
Title:	Managing Director

Schedule I

Initial Purchaser Allocation of Offered Notes

Initial Purchaser	Class A Notes	Class B Notes	Class C Notes
Wachovia Capital Markets, LLC	$302,500,000	$33,750,000	$73,750,000
Citigroup Global Markets Inc.	-0-	-0-	-0-
J.P. Morgan Securities Inc.	-0-	-0-	-0-
Harris Nesbitt Corp.	-0-	-0-	-0-
BB&T Capital Markets	-0-	-0-	-0-

EXHIBIT A

FORM OF NOTICE TO INVESTORS

Because of the following restrictions, investors are advised to consult legal counsel prior to making any offer, resale, pledge or other transfer of the Offered Notes.

Each purchaser of the Offered Notes offered hereby will be deemed to have represented and/or agreed as follows (terms used in this “Notice to Investors” section that are defined in Rule 144A under the Securities Act (“Rule 144A”) or in Regulation D under the Securities Act (“Regulation D”) are used herein as defined therein):

(1) The purchaser (A) is a “qualified institutional buyer” (a “Qualified Institutional Buyer”) within the meaning of Rule 144A who is a “qualified purchaser” for purposes of Section 3(c)(7) of the 1940 Act (a “Qualified Purchaser”) or an institutional “Accredited Investor” (an “Institutional Accredited Investor”) (within the meaning of Rule 501(a)(l)-(3) or (7) under the Securities Act) who is a Qualified Purchaser, (B) is acquiring the Offered Notes for its own account or for the account of such a Qualified Institutional Buyer who is a Qualified Purchaser or an Institutional Accredited Investor who is a Qualified Purchaser purchasing for investment and not for distribution in violation of the Securities Act, (C) if such person is such a Qualified Institutional Buyer who is a Qualified Purchaser, is aware that the sale of the Offered Notes to it is being made in reliance on Rule 144A, (D) if such person is an Institutional Accredited Investor who is a Qualified Purchaser, will deliver a certificate in the form attached to the Indenture prior to receipt of Offered Notes or (E) is acquiring the Offered Notes in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S.

(2) The Offered Notes have not been and will not be registered under the Securities Act, any state securities or “Blue Sky” law, and may not be reoffered, resold, pledged or otherwise transferred except (A)(i) to a person whom the seller reasonably believes is a Qualified Institutional Buyer who is a Qualified Purchaser that purchases for its own account or the account of another Qualified Institutional Buyer who is a Qualified Purchaser to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (ii) in certificated form to an Institutional Accredited Investor who is a Qualified Purchaser pursuant to any other exemption from the registration requirements of the Securities Act, subject to (a) the receipt by the Indenture Trustee of a certificate in the form attached to the Indenture and (b) the receipt by the Indenture Trustee of such other evidence acceptable to the Indenture Trustee that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws, (iii) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, (iv) pursuant to another exemption available under the Securities Act or (v) pursuant to a valid registration statement and (B) in accordance with all applicable securities and “Blue Sky” laws of any States of the United States or any other applicable jurisdictions.

(3) The Offered Notes will bear a legend to the following effect, unless the Originator and the Indenture Trustee determine otherwise in accordance with applicable law:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”) WHO IS A QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(C)(7) UNDER THE 1940 ACT (A “QUALIFIED PURCHASER”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB WHO IS A QUALIFIED PURCHASER PURCHASING FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(l)-(3) OR (7) UNDER THE SECURITIES ACT) WHO IS A QUALIFIED PURCHASER PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE INDENTURE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE INDENTURE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE INDENTURE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) IT IS NOT, AND IS NOT PURCHASING SUCH OFFERED NOTE FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME ACT OF 1974, AS AMENDED (“ERISA”) WHICH IS SUBJECT TO

TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR (II) THE ACQUISITION AND HOLDING OF THE OFFERED NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN OR A CHURCH PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW).

(4) The Offered Notes will initially be represented by beneficial interests in a single Global Note or certificated Individual Notes as the case may be. Before any interest in a Global Note may be offered, sold, pledged or otherwise transferred to a person who takes delivery other than through a beneficial interest in that Global Note, the transferor will be required to provide the Indenture Trustee with a written certification, in the form provided in the Indenture, as to compliance with the applicable transfer restrictions.

(5) If it is acquiring any Offered Notes as a fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and that it has full power to make the acknowledgments, representations and agreements contained herein on behalf of such account.